Exhibit 99.1

Beyond Air® Reports Fiscal Second Quarter 2025 Financial Results and Provides Corporate Update

Revenues increased 17% compared to the previous quarter ended June 30, 2024

Strengthened balance sheet is expected to provide sufficient cash runway through June 2026

Completed a $20.6 million private placement offering with multiple healthcare-focused institutional funds and Company insiders

Retired $17.5 million in debt from Avenue Capital and entered into a $11.5 million loan agreement with an insider-led investor group

Conference call scheduled for 4:30 p.m. ET today, November 11th

Garden City, NY, November 11, 2024 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced its financial results for the fiscal second quarter ended September 30, 2024, and provided a corporate update.

“Our commercial strategy continued to drive results throughout the quarter with our total number of customers increasing by over 60%,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “We believe this is just the beginning of a pivotal year for our Company as we leverage our expanding network of reference customers that have implemented LungFit PH in their hospitals. We have a strong foundation of customer success stories that speak to the cost savings, workflow improvements and additional value our technology delivers in a real-world setting, compared to traditional cylinder-based systems. In addition, since joining our team four months ago, our new Chief Commercial Officer, David Webster, has won key partners to rapidly accelerate our topline growth, including TrillaMed, Healthcare Links and Business Asia Consultants, among others, resetting our commercial strategy and reorganizing our sales, marketing and support teams.”

Lisi added: “Our executive team and board of directors have taken decisive actions this year to enhance the Company’s financial health and commercial execution as we continue accelerating our revenue growth. We recently implemented a capital conservation strategy to preserve cash, executed a series of financial transactions that increased our capital resources and eliminated approximately $12 million in debt-related payments through mid-2026. We are confident that these strategic initiatives, in conjunction with projected revenue growth, will extend our cash runway to support our current operating plans through June 2026.”

Recent Commercial Execution, Portfolio Highlights and Upcoming Milestones

LungFit® PH

●	Commercial Execution

○	Increased commercial demand for LungFit PH, as evidenced by:

▪	A 17% increase in revenue for the quarter ended September 30, 2024, compared with the previous quarter ended June 30, 2024
▪	The number of hospital contracts increased by 60% over the course of the second fiscal quarter of 2025
▪	Announced the U.S. Naval Hospital Guam has deployed the LungFit PH system in its mission to provide top-tier neonatal care
▪	Annualized contracted revenue was $3.5 million on October 1, 2024; with an additional four hospitals slated to start later in fiscal 3Q 2025 further increasing the annualized run rate

○	Entered a strategic partnership with Healthcare Links, a renowned healthcare advisory and contracting firm, that will focus on expanding access to the LungFit® PH system by streamlining entry into Group Purchasing Organizations (GPOs) and Integrated Delivery Networks (IDNs) across the United States
○	Partnered with Business Asia Consultants, Inc. - an international sales, marketing and business development consulting company with extensive experience in Europe, the Pacific Rim and Latin America - to help accelerate the global expansion of the LungFit PH
○	Partnered with TrillaMed, a premier provider of medical supplies and technologies to government and healthcare systems globally, to bring LungFit PH to the U.S. Veterans Administration and Department of Defense hospitals

●	Pipeline Highlights

○	Cardiac surgery PMA supplement review ongoing at FDA

▪	Currently no FDA approved nitric oxide system is labeled for cardiac surgery
▪	Approval would increase LungFit PH’s rate of market penetration and support long-term revenue growth

○	A decision on CE Mark for LungFit PH in Europe expected before year-end 2024
○	LungFit PH transport-ready PMA supplement submission to FDA anticipated in CY 1Q 2025

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Beyond Cancer - Solid Tumor Program

●	Clinical Development Execution

○	Ultra-high concentration Nitric Oxide (UNO) therapy is in an ongoing Phase 1a trial evaluating advanced, relapsed or refractory unresectable, primary or metastatic cutaneous and subcutaneous solid tumors

▪	Promising preclinical data presented in two posters at the Society for Immunotherapy of Cancer (SITC) Annual Meeting 2024 showed the efficacy of low volume (LV) UNO – less than 10% of the UNO dose that showed an acceptable safety profile in the ongoing Phase 1a study – when combined with immune checkpoint inhibitors. In a study using MAT B III tumor-bearing rats, LV UNO combined with anti-rPD-L1 doubled the tumor growth inhibition rate and led to improved survival outcomes compared to anti-rPD-L1 alone. Based on these data, the Beyond Cancer team believes LV UNO may positively influence PD-1 progressors and broaden the pool of patients who could benefit from immunotherapy, including those previously ineligible for treatment
▪	Upon clearance from regulators in Israel, expected shortly, a Phase 1b trial is planned to enroll up to 20 subjects with prior exposure to anti-PD-1 antibody that have either progressed, not achieved a response, or have prolonged stable disease (≥ 12 weeks) on single agent anti-PD-1 without radiographic evidence of continued tumor reduction. Subjects enrolled in the Phase 1b trial will be treated with UNO + anti-PD-1 combination

●	Beyond Cancer intends to seek additional capital to perform human studies in addition to the planned Phase Ib trial

Recent Corporate Updates

●	Completed a private placement offering for gross proceeds of approximately $20.6 million, which included participation by multiple healthcare-focused institutional funds, as well as Company insiders
●	Retired $17.5 million in Avenue Capital debt, eliminating approximately $12 million in debt-related payments through June 2026. In addition, Avenue Capital invested $3.35 million in the private placement offering
●	Entered into an $11.5 million loan agreement with an insider-led investor group, which utilizes an 8% royalty on net sales beginning in July 2026 to repay the loan. The royalty would cease upon complete loan repayment

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Financial Results for the Fiscal Second Quarter Ended September 30, 2024

Revenues for the fiscal quarter ended September 30, 2024 were $0.8 million compared to $0.2 million for the fiscal quarter ended September 30, 2023 and $0.7 million for the previous quarter ended June 30, 2024. Cost of revenue of $1.9 million was recognized for the three months ended September 30, 2024, compared to $0.4 million for the three months ended September 30, 2023. Cost of revenue exceeded revenue primarily driven by depreciation of LungFit devices and one-time upgrade costs to systems.

Research and development expenses for the three months ended September 30, 2024, were $4.6 million as compared to $7.1 million for the three months ended September 30, 2023. The decrease of $2.5 million was primarily attributed to a decrease in salaries, stock-based compensation and pre-clinical studies expenses.

Selling, general and administrative expenses for the three months ended September 30, 2024 and September 30, 2023 were $7.2 million and $10.2 million, respectively. The decrease of $3.0 million was attributed primarily to a reduction in stock-based compensation cost.

Other income and expense for the three months ended September 30, 2024 was a loss of $1.2 million compared to a gain of $0.1 million for the three months ended September 30, 2023. The decrease of $1.3 million was mainly due to the impact of the partial retirement of the Avenue Capital debt. Cash burn in the fiscal quarter ended September 30, 2024, excluding financing and one-time items was $11.5 million.

As of September 30, 2024, the Company reported cash, cash equivalents, and marketable securities of $28.4 million, and total debt outstanding of $12.5 million. Due to the timing of cash settlements associated with the aforementioned financial transactions that were completed subsequent to September 30, 2024, pro forma cash was $18.5 million, and pro forma outstanding debt was $11.5 million. The Company’s strengthened balance sheet, along with our cash conservation strategy and anticipated revenue growth, is expected to provide sufficient cash runway to support current operating plans through June 2026.

Conference Call & Webcast

Monday, November 11th @ 4:30 PM ET

Domestic:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	13749670
Webcast:	A webcast of the live conference call can be accessed by visiting the Events section of the Company’s website (click here) or directly (click here). An online replay will be available on the Company’s website or via the direct link an hour after the call.

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About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About LungFit®*

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system and has been designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit PH is approved for commercial use only in the United States of America to treat term and near-term neonates with hypoxic respiratory failure. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

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About Beyond Cancer, Ltd.

Beyond Cancer, Ltd., an affiliate of Beyond Air, Inc., is a development-stage biopharmaceutical and medical device company utilizing (UNO via a proprietary delivery platform to treat primary tumors and prevent metastatic disease. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to potentially serve as a chemosensitizer and radiotherapy enhancer. A first-in-human study is underway in patients with solid tumors. The Company is conducting preclinical studies of UNO in multiple solid tumor models to inform additional treatment protocols.

For more information, visit www.beyondcancer.com.

Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$28,447	$11,378
Marketable securities	-	23,090
Restricted cash	230	230
Accounts receivable	556	319
Inventory, net	2,527	2,127
Other current assets and prepaid expenses	6,275	6,792
Total current assets	38,036	43,936
Licensed right to use technology	1,325	1,427
Right-of-use lease assets	1,897	2,121
Property and equipment, net	11,648	9,364
Other assets	105	113
TOTAL ASSETS	$53,010	$56,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,490	$1,948
Accrued expenses and other current liabilities	4,470	8,402
Operating lease liability, current portion	381	418
Loans payable, current portion	258	800
Total current liabilities	6,599	11,567

Operating lease liability, net	1,690	1,898
Long-term debt, net	10,940	14,721
Long term liability, related party	4,427	-
Warrant Liability	60	275
Derivative liability	-	1,314
Total liabilities	23,716	29,775

Stockholders’ equity
Preferred Stock, $0.0001 par value per share: 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common Stock, $0.0001 par value per share: 100,000,000 shares authorized, 72,187,636 and 45,900,821 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively	7	5
Treasury stock	(25)	(25)
Additional paid-in capital	293,391	264,780
Accumulated deficit	(265,255)	(239,697)
Accumulated other comprehensive income (loss)	9	(15)
Total stockholders’ equity attributable to Beyond Air, Inc	28,127	25,048
Non-controlling interest	1,167	2,138
Total equity	29,294	27,186
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,010	$56,961

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues	$798	$239	$1,481	$298

Cost of revenues	1,882	432	2,897	735

Gross loss	(1,084)	(193)	(1,416)	(437)

Operating expenses:

Research and development	(4,585)	(7,130)	(10,594)	(11,826)
Selling, general and administrative	(7,163)	(10,211)	(14,402)	(21,147)
Total Operating expenses	(11,748)	(17,342)	(24,995)	(32,972)

Loss from Operations	(12,833)	(17,535)	(26,412)	(33,410)

Other income (expense)
Dividend/interest income	150	641	511	1,050
Interest and finance expense	(927)	(914)	(1,891)	(1,072)
Change in fair value of warrant liability	(4)	324	214	647
Change in fair value of derivative liability	256	500	1,314	1,012
Foreign exchange gain/ (loss)	74	(42)	(72)	(34)
Loss on extinguishment of debt	(624)	-	(624)	-
Loss on disposal of fixed assets	(171)	-	(171)	-
Estimated liability for contingent loss	-	(400)	-	(598)
Other income / (expense)	49	-	48	(77)
Total other income/ (expense)	(1,196)	109	(671)	929

Net loss before income taxes	$(14,029)	$(17,426)	$(27,083)	$(32,481)

Provision for income taxes	-	-	-	-

Net loss	$(14,029)	$(17,426)	$(27,083)	$(32,481)

Less : net loss attributable to non-controlling interest	(671)	(1,205)	(1,525)	(2,165)

Net loss attributable to Beyond Air, Inc.	(13,358)	(16,220)	(25,559)	(30,315)

Foreign currency translation loss	(79)	(35)	24	(9)
Comprehensive loss attributable to Beyond Air, Inc.	$(13,438)	$(16,255)	$(25,535)	$(30,325)

Net basic and diluted loss per share attributable to Beyond Air, Inc.	$(0.28)	$(0.51)	$(0.55)	$(0.96)

Weighted average number of shares, outstanding, basic and diluted	47,118,535	31,800,492	46,513,005	31,592,880

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